                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                                APRIL 15, 1999
               Date of Report (Date of earliest event reported)

                            AMSOUTH BANCORPORATION
            (Exact name of registrant as specified in its charter)

        DELAWARE                           1-7476               63-0591257
(State or other jurisdiction       (Commission File Number)    (IRS Employer
   of incorporation)                                         Identification No.)


                              AMSOUTH-SONAT TOWER
                            1900 FIFTH AVENUE NORTH
                          BIRMINGHAM, ALABAMA  35203
         (Address, including zip code, of principal executive office)

                                (205) 320-7151
             (Registrant's telephone number, including area code)

Item 5.  Other Events.
-------  ------------

         AmSouth Bancorporation ("AmSouth") is filing this Current Report on Form 8-K to report the following:

         On April 15, 1999, AmSouth issued a press release announcing the approval of (a) a three-for-two stock split in the form of a stock dividend in which each holder will receive one additional share of common stock for each two shares held, payable on May 24, 1999 to shareholders of record on April 30, 1999 and (b) the repurchase of up to approximately 8.7 million shares of outstanding AmSouth Common Stock (approximately 13.1 million shares on a post-split basis) over the next two years.

         The three-for-two stock split will be in the form of a 50 percent stock dividend payable May 24, 1999, to stockholders of record as of April 30, 1999. As a result of the three-for-two stock split, shareholders of record will receive one additional share for every two shares held, and cash will be paid in
lieu of fractional shares.   In addition, an adjustment will be made to
AmSouth's quarterly cash dividend to reflect the stock split, which, after rounding, will result in a new quarterly cash dividend of 17 cents per share. AmSouth stock price listings should reflect the three-for-two stock split beginning May 25.

         The shares to be repurchased will be used to fund stock issued under the company's dividend reinvestment and employee benefit plans, and for general corporate purposes. The share repurchase program authorizes purchases to be made from time to time over the next two years. As of March 31, there were approximately 118 million AmSouth shares outstanding.

         A pro-forma schedule showing the effect of the three-for-two stock split on selected financial data from the last five years is set forth below.

                            AMSOUTH BANCORPORATION
              SELECTED PRO FORMA FINANCIAL DATA PER COMMON SHARE
                   ASSUMING THREE-FOR-TWO COMMON STOCK SPLIT

                                    1998      1997       1996*       1996       1995       1994
                                -------------------------------------------------------------------
Diluted Earnings Per Common
  Share As Reported                2.17       1.82       1.54        1.42       1.32       0.99
  Pro Forma                        1.44       1.21       1.02        0.95       0.88       0.66
Cash Dividends Declared
  As Reported                      0.85       0.76       0.72        0.72       0.69       0.63
  Pro Forma                        0.57       0.51       0.48        0.48       0.46       0.42

*Excludes one-time assessment with respect to deposits assessable by the Savings Association Insurance Fund.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AMSOUTH BANCORPORATION



                                        By: /s/ Carl L. Gorday
                                            --------------------
                                            Carl L. Gorday
                                            Assistant Secretary

Date:  April 23, 1999